Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ryan E. Hart, Chief Executive Officer and Chief Financial Officer of TurkPower Corporation, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that :

1.	The Quarterly Report on Form 10-Q/A for the period ended August 31, 2011 (the “Report”) fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TurkPower Corporation.

November 16, 2011

/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: Chief Executive Officer and Chief Financial Officer
(principal executive and financial officer)